P05000130265

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

300316743093

FILED
2018 AUG -6 AM 9:02
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

18 AUG -6 PM 1:58

cc/cus
Amend/Name chg

AUG 07 2018

I ALBRITTON

CORPORATION SERVICE COMPANY
1201 Hays Street
Tallhassee, FL 32301
Phone: 850-558-1500

ACCOUNT NO. : I20000000195

REFERENCE : 334487 4358237

AUTHORIZATION :

COST LIMIT : $ 52.50

ORDER DATE : August 6, 2018

ORDER TIME : 1:07 PM

ORDER NO. : 334487-005

CUSTOMER NO: 4358237

DOMESTIC AMENDMENT FILING

NAME: NEXT GROUP HOLDINGS, INC.

EFFECTIVE DATE:

XX ARTICLES OF AMENDMENT
____ RESTATED ARTICLES OF INCORPORATION

PLEASE RETURN THE FOLLOWING AS PROOF OF FILING:

XX CERTIFIED COPY
____ PLAIN STAMPED COPY
XX CERTIFICATE OF GOOD STANDING

CONTACT PERSON: Emily Croft -- EXT# 62925

EXAMINER'S INITIALS: ta

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: NEXT GROUP HOLDINGS, INC.

DOCUMENT NUMBER: P05000130265

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Michael De Prado
Name of Contact Person

NEXT GROUP HOLDINGS, INC.
Firm/ Company

19 W. Flagler St. , Suite 507
Address

Miami, FL 33130
City/ State and Zip Code

michael@nextgroupholdings.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Michael De Prado at (954) 870-2032
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ■ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

NEXT GROUP HOLDINGS, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P05000130265

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

Cuentas Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:**
(Principal office address ***MUST BE A STREET ADDRESS***)

FILED
2018 AUG -6 AM 9: 02
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

C. **Enter new mailing address, if applicable:**
(Mailing address ***MAY BE A POST OFFICE BOX)***

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
2) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
3) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
4) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
5) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
6) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________

E. **<u>If amending or adding additional Articles, enter change(s) here</u>:**
(Attach *additional sheets, if necessary).* *(Be specific)*

See Attached Amendments.

F. **<u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>**
(*if not applicable, indicate N/A*)

Amendment to Article IV: Shares: Authorize 50,000,000 (fifty million) Blank Check Preferred Shares.

Attachment to Articles of Amendment

Amendment to Article I: Name. The name of the corporation formed hereby is Cuentas, Inc. (the "*Corporation*").

Amendment to Article IV: Shares. The total number of shares of all classes of capital stock, each with a par value of $0.001 per share, which the Corporation is authorized to issue shares, consisting of (i) 360,000,000 shares of common stock (the "***Common Stock***"), and (ii) 60,000,000 shares of preferred stock consisting of 10,000,000 shares of Series B Common Stock ("***Series B Preferred Stock***"), and 50,000,000 shares of preferred stock, par value $0.001 per share (the "***Blank Check Preferred Stock***"). The Board of Directors of the Corporation (the "***Board***") is hereby expressly authorized without the additional vote of stockholders to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of filed pursuant to the Florida Business Corporation Act, and the Board is hereby expressly vested without the additional vote of stockholders and with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

The date of each amendment(s) adoption: ____, if other than the date this document was signed.

Effective date <u>if applicable</u>: ____

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(<u>CHECK ONE</u>)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 8-2-18

Signature ____

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Arik Maimon

(Typed or printed name of person signing)

CEO

(Title of person signing)